CALCINED COKE SUPPLY AGREEMENT


This Agreement is made as of the 1st day of January 2002 by and between GREAT LAKES CARBON CORPORATION, a Delaware corporation ("GLC"), and ALCOA INC., a Delaware corporation ("Alcoa").

                            W I T N E S S E T H

WHEREAS, Alcoa desires to arrange for the procurement of calcined petroleum coke as hereinafter set forth, and

WHEREAS, GLC is willing to supply Alcoa with calcined petroleum coke in accordance with the provisions of this Agreement,

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	DEFINITION

In addition to the terms defined above, the following terms shall have the following meanings:

"Calcined Coke" shall mean delayed petroleum coke which has been produced through the process of calcination at one of the coke facilities and which meets the specifications set forth in Appendices C, D, and E to this Agreement.

"Coke Facility" shall mean the calcined petroleum coke facility located at Enid, Oklahoma, which is owned and operated by GLC.

"Delivered Cost" shall mean the cost of the component green cokes, plus all costs of delivery of such green cokes to the Coke Facilities, whether by rail, barge, truck, or vessel.

"Green Coke" shall mean petroleum coke to be acquired and calcined by GLC in accordance with the terms of this Agreement.

"Metric Ton" shall mean a metric ton of one thousand kilograms (2,204.6 pounds avoirdupois).

2.	TERM

This Agreement shall commence January 1, 2002, and terminate on [CONFIDENTIAL], and continue for additional terms of one (1) year each provided that either party may terminate this Agreement at the end of the initial term or any subsequent one (1) year term by giving not less than one hundred eighty (180) days written notice to the other party. It is hereby agreed that upon execution of this Agreement, the agreement between GLC and Aluminum Company of America effective May 1, 1998, titled "Calcined Coke Supply Agreement", along with any operative amendments or letter agreements relating thereto, shall be terminated effective December 31, 2001, in all respects except for any payments that may be due from Alcoa to GLC and for any payments due from GLC to Alcoa.

3.       QUANTITY

Alcoa agrees to purchase and accept delivery from GLC, and GLC agrees to sell and deliver to Alcoa during each calendar year of this Agreement, the total actual Calcined Coke requirements of Alcoa's Warrick, Indiana, plant, Alcoa, Tennessee, plant, and Rockdale, Texas, plant. On or prior to November 1st of each year, Alcoa shall provide GLC with an estimated shipping schedule for the plant for the following calendar year. Such estimated schedule shall be subject to change up to thirty (30) days prior to the month of delivery to accommodate reasonable changes in requirements, inventory adjustment, and the like. [CONFIDENTIAL]
Alcoa may purchase dust collector fines or other substitute material(s) from a third party(ies) for the duration of this agreement.

4.	PRICE

Alcoa shall pay to GLC per metric ton of Calcined Coke FOB Enid, Oklahoma, purchased from GLC pursuant to this Agreement (the "Calcined Coke Price"), [CONFIDENTIAL]

[CONFIDENTIAL]

5.	GREEN COKE SELECTION

[CONFIDENTIAL]

6.	QUALITY

GLC warrants that the Calcined Coke to be sold by GLC to Alcoa hereunder shall conform to and meet the specifications (within normal statistical variation) set forth in Appendices C, D, and E, respectively, that GLC has good title to the Calcined Coke delivered under this Agreement, and that the Calcined Coke shall be delivered free from all security interests, liens, or encumbrances. Alcoa shall not be obligated to unload or to accept or reject any Calcined Coke until Alcoa's receipt of GLC's Certificate of Chemical and Physical Analysis of such Calcined Coke, and any demurrage resulting from delay shall be for the account of GLC. Any quantities of Calcined Coke which fail to meet the specifications contained in Appendices C, D, and E, respectively, may be rejected by Alcoa, and the quantity thereof shall be deducted from the total quantity to be purchased annually hereunder. GLC shall, at Alcoa's option, either refund to Alcoa the price paid by Alcoa for the rejected Calcined Coke and the transportation costs incurred by Alcoa in transporting the rejected Calcined Coke to Alcoa's plant (or at Alcoa's request, credit to Alcoa's account the amount of said price and the transportation costs incurred by Alcoa in transporting the rejected Calcined Coke to Alcoa's plant) or replace the non-conforming Calcined Coke with conforming Calcined Coke FOB Alcoa's plant, and, in either case, pay all costs incurred by Alcoa in removing and returning, including transportation costs,the rejected Calcined Coke to GLC.

Measurement of all specifications to determine compliance shall be calculated according to GLC's test procedures as set forth in Appendices C, D, and E, respectively; however, if either party develops a more accurate test for any specification, then upon agreement of the other party, such more accurate test procedure shall then apply.

7.	PAYMENT

GLC shall invoice Alcoa on the last day of the month for all Calcined Coke shipped during the month. Payment shall be made, without discount, by wire transfer in lawful money of the United States within thirty (30) days from date of GLC's invoice.

8.	DELIVERY

Deliveries of Calcined Coke hereunder shall be made FOB GLC's Coke Facility to Alcoa in covered hopper rail cars arranged for by GLC for Alcoa's account or barge arranged by GLC for Alcoa's account or trucks arranged for by either party. Alcoa shall have the right to designate the carrier and routing. GLC shall exercise reasonable care in inspecting each rail car, barge, or truck prior to the commencement of loading and shall refuse to accept for loading any rail car, barge, or truck which is not suitable for the receipt and transporta-tion of Calcined Coke. Title to all Calcined Coke sold hereunder shall pass to Alcoa upon acceptance of loaded rail cars, barges, or trucks at GLC's Coke Facility by carrier. GLC shall promptly send a written report to Alcoa indicating the actual weight of Calcined Coke in each rail car, barge, or truck shipped. Alcoa shall have the right to weigh the Calcined Coke upon receipt by Alcoa at its final destination, and Alcoa shall notify GLC of any difference in the weight of the Calcined Coke as determined above. The parties shall promptly resolve any differences in the weight of the Calcined Coke.

9.	FORCE MAJEURE

The obligation of the parties to deliver and receive Coke hereunder (but not the obligations to pay for Coke previously delivered and accepted) shall be suspended and excused to the extent that either party is prevented from or delayed in producing, manufacturing, transporting, delivering, receiving, or using in its normal manner any Coke because of acts of God, earthquakes, fire, or flood of the elements; malicious mischief, riots, strikes, lockouts, boycotts, picketing, labor disturbances, or war; compliance with any directive, order, or regulation of any governmental authority or representative thereof acting under claim or color of authority; shortages of or inability to obtain fuel, electric power, raw material, or manufactured products; total or partial failure of any part of GLC's or Alcoa's relevant manufacturing facilities, unavailability of Green Coke from GLC's suppliers, customary transportation, or delivery facilities; or due to any cause beyond either party's reasonable control, whether or not similar to the foregoing. The party invoking this Section shall give notice to the other party within ten (10) days after the occurrence of the cause of the nature described above stating insofar as known the probable extent to which it will be unable to perform or be delayed in performing its obligation hereunder. If either party hereto invokes this Section, the quantity of Coke shall be reduced by the amount excused pursuant to the provisions of this Section. The term of this Agreement shall not be extended as a result of either party invoking this Section.

10.	PRORATION OF QUANTITIES

In the event that GLC's ability to comply with its obligations hereunder is subject to an event of Force Majeure as provided for in Paragraph 9 hereof, GLC, except as otherwise limited by applicable law, shall allocate the Coke available among all of its customers with multi-year contracts, including Alcoa, in proportion to the amounts under contract to all such customers at the time of occurrence of such an event of Force Majeure. In the event of any curtailment of any particular Alcoa facility purchasing under this Agreement as a result of an event of Force Majeure, it is agreed that shipments hereunder shall not be reduced by a greater percentage than the percentage of reduction of Alcoa's production.

11.	TAXES

GLC shall bear and pay all federal, state, and local taxes based upon or measured by its gross or net income, all franchise taxes based upon its corporate existence or its general right to transact business, and any state or municipal business or occupational taxes.

Alcoa shall pay all sales and use taxes imposed on the sale or use of Calcined Coke extant on the date of this Agreement.

12.	ENTIRE AGREEMENT

This Agreement covers the entire Agreement of the parties in respect to the subject matter hereof. No statement or agreement, oral or written, made prior to or at the signing hereof, shall vary or modify the written terms hereof, and neither party shall claim any amendment, modification, or release from any provisions hereof by mutual agreement, unless such agreement is in writing signed by the other party and specifically states that it is an amendment to this Agreement. For convenience, the parties may use their standard forms, including purchase order and acknowledgment forms, in performance hereunder, but such forms may not change this Agreement in any respect.

13.	MUTUAL FAIRNESS

It is understood between the parties that before making a decision to reject a shipment of Coke as provided for in Section 6 of this Agreement, Alcoa shall give due consideration to the continuing commercial circumstances and constraints of their respective business and the mutual intent to act in good faith and shall make every endeavor to discuss with GLC the grounds for rejecting a shipment, provided, however, that this understanding shall in no way limit the rights of Alcoa under Section 6.

14.	DAMAGES

In no event shall Alcoa or GLC be liable, one to the other, for special, indirect, or consequential damages.

15.	NOTICES

Any notice required to be given hereunder by one party to the other shall be sufficiently given when deposited in the United States Mail, postage prepaid, properly addressed to the party to whom such notice is given. Any notice to be given to GLC shall be addressed as follows:

                Great Lakes Carbon Corporation
                16945 Northchase Drive, Suite 2200
                Houston, TX  77060
                Attn:  Vice President of Sales

Any notice to be given to Alcoa shall be addressed as follows:

                Alcoa Inc.
                1200 Riverview Tower
                900 S. Gay Street
                Knoxville, Tennessee  37902
                Attn:  Vice President, Purchasing

16.	SAFETY AND HEALTH INFORMATION

GLC shall comply with all applicable laws which require it to provide warnings and safety and health information relating to Calcined Coke to be delivered hereunder and shall furnish Alcoa all Material Safety Data sheets.

Alcoa shall comply with all applicable laws relating to the dissemination of the information described above within its work place and to its employees, agents, contractors, or customers.

17.	ASSIGNMENT

This Agreement shall not be assignable, as to assignment of rights and/or delegations of duties, in whole or in part by either party or by operations of law in any manner whatsoever (including, but not limited to, voluntary or involuntary bankruptcy, receivership, dissolution, liquidation, or death) with-out the other party's prior written consent, but otherwise shall be binding upon and shall inure to the benefit of the parties, their representatives, successors and assigns; provided, however, that a party hereto may assign this Agreement to a wholly-owned subsidiary without first obtaining the other party's written consent.

18.	HEADINGS

Section headings are for convenience of reference only and in no way shall affect the interpretation of this Agreement.

19.	APPLICABLE LAW

This Agreement is to be governed by and construed under the laws of the common-wealth of Delaware.

20.	CONFIDENTIALITY

GLC and Alcoa shall each hold in confidence and shall not disclose, directly or indirectly, any information relating to the manner of calculating the price for Calcined Coke, or the actual price paid by Alcoa to GLC, hereunder to a third party without the prior written consent of Alcoa or GLC, as the case may be, during the term hereof and for a period of one (1) year after termination of this Agreement. Notwithstanding the foregoing, Alcoa may disclose the foregoing information to a third party who is not a competitor of GLC or Alcoa, and GLC may disclose the foregoing information to a third party who is not a competitor of Alcoa or GLC, provided that, in either case, such third party shall agree in writing to hold such information in confidence.





IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as of thedate first above written.


WITNESS:				GREAT LAKES CARBON CORPORATION


___________________________________	By: __________________________________



                                        Title: ________________________________




WITNESS:				ALCOA INC.


___________________________________	By: __________________________________


                                        Title: ________________________________














                                  APPENDIX A
[CONFIDENTIAL]
                                  APPENDIX B
Rockdale
4Q '2001
R-100 Pricing

01-Oct

[CONFIDENTIAL]
                              APPENDIX B - (cont.)
Tennessee
4Q '2001
T-100 Pricing

01-Oct

[CONFIDENTIAL]
                              APPENDIX B  (cont.)
Warrick
4Q '2001
W-100 Pricing

01-Oct

[CONFIDENTIAL]
                                   APPENDIX C

                     ROCKDALE OPERATIONS CPC SPECIFICATIONS

Level 1 - Composite of individual cars in a batch will exhibit control around target and Cpk = 1.0, batch composite data required with each batch, statistical data (control charts, histograms and calculation of capability) required quarterly.

Characteristic          Target       Specification Limits         Method
------------------------------------------------------------------------------
Vibrated Bulk Density   [CONFIDENTIAL]                        GLC-SAM-144B
Real Density            [CONFIDENTIAL]                        GLC-C-13C
+4 Mesh                 [CONFIDENTIAL]                        GLC-C-18
Sulphur                 [CONFIDENTIAL]                        GLC-C-21/22 (XRF)

Level 2 - Monthly composite of all cars in the period will meet specification limits, composite data required monthly.

Characteristic           Specification Limits                  Method
------------------------------------------------------------------------------
Vanadium                  [CONFIDENTIAL]                   GLC-C-21/22 (XRF)
Iron                      [CONFIDENTIAL]                   GLC-C-21/22 (XRF)
Silicon                   [CONFIDENTIAL]                   GLC-C-21/22 (XRF)
Nickel                    [CONFIDENTIAL]                   GLC-C-21/22 (XRF)
Sodium                    [CONFIDENTIAL]                   GLC-SAM-196 (ICP)
Calcium                   [CONFIDENTIAL]                   GLC - XRF
-100 Mesh                 [CONFIDENTIAL]                   GLC-C-18
+1 inch                   [CONFIDENTIAL]                   GLC-C-18

Level 3 - Semi-annual composite of all cars in the period will meet specification limits, composite data required semi-annually.

Characteristic            Specification Limits             Method
------------------------------------------------------------------------------
Air Reactivity            [CONFIDENTIAL]                 RDC-142
CO2 Reactivity (Loss)     [CONFIDENTIAL]                 RDC-141
Phosphorous               [CONFIDENTIAL]                 GLC-SAM-196(ICP)
Arsenic                   [CONFIDENTIAL]                 GLC-SAM-196 (ICP)
Beryllium                 [CONFIDENTIAL]                 GLC-SAM-196 (ICP)
Cadmium                   [CONFIDENTIAL]                 GLC-SAM-196 (ICP)
Chromium                  [CONFIDENTIAL]                 GLC-SAM-196 (ICP)
Lead                      [CONFIDENTIAL]                 GLC-SAM-196 (ICP)
Mercury                   [CONFIDENTIAL]                 GLC-SAM-196 (ICP)


                                  APPENDIX D

                   TENNESSEE OPERATIONS CPC SPECIFICATIONS

Level 1 - Composite of individual cars in a batch will exhibit control around target and Cpk >/_ 1.0, batch composite data required with each batch, statistical data (control charts, histograms and calculation of capability) required quarterly.

Characteristic          Target        Specification Limits    Method
------------------------------------------------------------------------------
Vibrated Bulk Density   [CONFIDENTIAL]                       GLC-SAM-144B
Real Density            [CONFIDENTIAL]                       GLC-C-13C
+4 Mesh                 [CONFIDENTIAL]                       GLC-C-18
Sulphur                 [CONFIDENTIAL]                       GLC-C-21/22(XRF)

Level 2 - Monthly composite of all cars in the period will meet specification limits, composite data required monthly.

Characteristic          Specification Limits               Method
-----------------------------------------------------------------------------
Vanadium                [CONFIDENTIAL]                  GLC-C-21/22 (XRF)
Iron                    [CONFIDENTIAL]                  GLC-C-21/22 (XRF)
Silicon                 [CONFIDENTIAL]                  GLC-C-21/22 (XRF)
Nickel                  [CONFIDENTIAL]                  GLC-C-21/22 (XRF)
Sodium                  [CONFIDENTIAL]                  GLC-SAM-196 (ICP)
Calcium                 [CONFIDENTIAL]                  GLC - XRF
-100 Mesh               [CONFIDENTIAL]                  GLC-C-18
+1 inch                 [CONFIDENTIAL]                  GLC-C-18

Level 3 - Semi-annual composite of all cars in the period will meet specification limits, composite data required semi-annually.

Characteristic          Specification Limits               Method
-----------------------------------------------------------------------------
Air Reactivity          [CONFIDENTIAL]                  RDC-142
CO2 Reactivity(Loss)    [CONFIDENTIAL]                  RDC-141
Phosphorous             [CONFIDENTIAL]                  GLC-SAM-196 (ICP)
Arsenic                 [CONFIDENTIAL]                  GLC-SAM-196 (ICP)
Beryllium               [CONFIDENTIAL]                  GLC-SAM-196 (ICP)
Cadmium                 [CONFIDENTIAL]                  GLC-SAM-196 (ICP)
Chromium                [CONFIDENTIAL]                  GLC-SAM-196 (ICP)
Lead                    [CONFIDENTIAL]                  GLC-SAM-196 (ICP)
Mercury                 [CONFIDENTIAL]                  GLC-SAM-196 (ICP)


                                  APPENDIX E

                    WARRICK OPERATIONS CPC SPECIFICATIONS

Level 1 - Composite of individual cars in a batch will exhibit control around target and Cpk >/_ 1.0, batch composite data required with each batch, statistical data (control charts, histograms and calculation of capability) required quarterly.

Characteristic          Target      Specification Limits   Method
-----------------------------------------------------------------------------
Vibrated Bulk Density   [CONFIDENTIAL]                     GLC-SAM-144B
Real Density            [CONFIDENTIAL]                     GLC-C-13C
+4 Mesh                 [CONFIDENTIAL]                     GLC-C-18
Sulphur                 [CONFIDENTIAL]                     GLC-C-21/22 (XRF)

Level 2 - Monthly composite of all cars in the period will meet specification limits, composite data required monthly.

Characteristic            Specification Limits         Method
-----------------------------------------------------------------------------
Vanadium                  [CONFIDENTIAL]               GLC-C-21/22 (XRF)
Iron                      [CONFIDENTIAL]               GLC-C-21/22 (XRF)
Silicon                   [CONFIDENTIAL]               GLC-C-21/22 (XRF)
Nickel                    [CONFIDENTIAL]               GLC-C-21/22 (XRF)
Sodium                    [CONFIDENTIAL]               GLC-SAM-196 (ICP)
Calcium                   [CONFIDENTIAL]               GLC - XRF
-100 Mesh                 [CONFIDENTIAL]               GLC-C-18
+1 inch                   [CONFIDENTIAL]               GLC-C-18

Level 3 - Semi-annual composite of all cars in the period will meet specification limits, composite data required semi-annually.

Characteristic            Specification Limits         Method
-----------------------------------------------------------------------------
Air Reactivity            [CONFIDENTIAL]               RDC-142
CO2 Reactivity(Loss)      [CONFIDENTIAL]               RDC-141
Phosphorous               [CONFIDENTIAL]               GLC-SAM-196 (ICP)
Arsenic                   [CONFIDENTIAL]               GLC-SAM-196 (ICP)
Beryllium                 [CONFIDENTIAL]               GLC-SAM-196 (ICP)
Cadmium                   [CONFIDENTIAL]               GLC-SAM-196 (ICP
Chromium                  [CONFIDENTIAL]               GLC-SAM-196 (ICP)
Lead                      [CONFIDENTIAL]               GLC-SAM-196 (ICP)
Mercury                   [CONFIDENTIAL]               GLC-SAM-196 (ICP)

s:\legal\alcoa-BR\road C Final Agreements\Agreements\alcoak0main.doc